Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A of our report dated May 14, 2014, relating to the financial statements and financial highlights which appears in the March 31, 2014 Annual Report to Shareholders of Fidelity Magellan Fund which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts May 23, 2014